EXHIBIT I
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-153542, No. 333-87077, No. 333-105567, and No. 333-134281 on Form S-8 and Post-Effective Amendment No.1 to Registration Statement No. 333-105567 on Form S-8 of our report dated June 26, 2009, relating to the financial statements and supplemental schedule of the Schering-Plough Employees’ Savings Plan, appearing in this Annual Report on Form 11-K of the Schering-Plough Employees’ Savings Plan for the year ended December 31, 2008.
/s/ DELOITTE & TOUCHE LLP
Parsippany, New Jersey
June 26, 2009

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